Exhibit (d)(1)

                             LETTER OF TRANSMITTAL
                                 TO ACCOMPANY
            CERTIFICATES WHICH REPRESENTED SHARES OF COMMON STOCK
                                      OF
                          DECISIONONE HOLDINGS CORP.
             SURRENDERED IN EXCHANGE FOR THE MERGER CONSIDERATION


                     To: ChaseMellon Shareholder Services, Exchange Agent

               By mail:                            By hand:                      By overnight courier:
      Reorganization Department            Reorganization Department           Reorganization Department
             PO Box 3305                         120 Broadway             85 Challenger Road, Mail Drop-Reorg
      South Hackensack, NJ 07606                  13th Floor                   Ridgefield Park, NJ 07660
                                              New York, NY 10271

         For Assistance: 1-800-777-3674

This Letter of Transmittal is to be completed by all holders of Common Stock (as defined) who did not make a Stock Election, or who previously made a Stock Election for only a portion of the shares of Common Stock held by them. Certificates which represent Shares (as defined) are to be forwarded herewith.

Capitalized terms used herein but not defined herein shall have the meaning given to them in the Proxy Statement/Prospectus (as defined).

Delivery of this Letter of Transmittal to an address other than as set forth above, does not constitute a valid delivery.

   Ladies and Gentlemen:

      The merger (the "Merger") of Quaker Holding Co. ("Quaker") with and into DecisionOne Holdings Corp. ("DecisionOne" or the "Company") pursuant to the terms of the Agreement and Plan of Merger dated as of May 4, 1997 and as amended on July 15, 1997 between Quaker and the Company (the "Merger Agreement") occurred on August 7, 1997 (the "Effective Time"). At the Effective Time, each outstanding share of common stock, par value $.01 per share, of the Company (the "Shares" or "Common Stock"), other than shares as to which valid stock elections were made and accepted or which are owned by Quaker, was converted into and now represents the right to receive $23.00 in cash (the "Merger Consideration"). I understand that the terms of the Letter of Transmittal are subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus dated July 17, 1997 (the "Proxy Statement/Prospectus"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Merger Agreement, a conformed copy of which appears as Appendix A to the Proxy Statement/Prospectus and (iii) the accompanying instructions.

      I hereby surrender the following certificate(s) which represented Shares in exchange for the Merger Consideration of $23.00 per share of Common Stock.


              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Box I
                                                                          Shares Submitted
    Names and Address(es) of Registered Holders                 (Attach additional list if necessary)
----------------------------------------------------------------------------------------------------------
                                                                             Total Number
                                                                              of Shares          Number of
                                                         Certificate        Represented by         Shares
                                                            Number*         Certificate(s)       Submitted
                                                         -------------------------------------------------
                                                         -------------------------------------------------
                                                         -------------------------------------------------
                                                         -------------------------------------------------
                                                         -------------------------------------------------
                                                         Total Common
                                                            Shares
----------------------------------------------------------------------------------------------------------
    * Need not be completed if Shares are being delivered by book-entry holders.
----------------------------------------------------------------------------------------------------------

Please issue, subject to the terms and conditions provided herein, upon surrender of certificates which represented Shares, a check for the Merger Consideration to which I am entitled, in the name and to the address indicated above unless I have provided other instructions under "Special Issuance Instructions" or "Special Delivery Instructions" below.

[ ] Check here if you cannot locate certificates. Upon receipt of this Letter of Transmittal, the Exchange Agent will contact you directly with replacement instructions.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.




              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Box II
               SPECIAL PAYMENT INSTRUCTIONS
                (See Instructions 6 and 7)

    To be completed ONLY if the check is to be made payable to someone other than the undersigned.

      Issue check to:


Name.......................................................
                      (Please Print)

 ..........................................................
                      (Please Print)

Address....................................................

 ..........................................................
                   (Including Zip Code)

 ..........................................................
                  (Tax Identification or
                  Social Security Number)
    (Note: if this box is completed, endorsement on the surrendered certificates(s) or signature(s) on the accompanying instrument of transfer MUST BE
GUARANTEED in the usual form by a bank or any eligible guarantor institution (see Instruction 7). PLEASE
ALSO COMPLETE THE SUBSTITUTE FORM W-9
BELOW.)


Box III
               SPECIAL DELIVERY INSTRUCTIONS
                    (See Instruction 7)

    To be completed ONLY if the check is to be made payable to the registered holder(s), but are to be mailed to someone other than the registered holder(s) or to an address other than the address of the registered holder(s) set forth above.

                         Mail check to:

Name........................................................
                       (Please Print)

 ...........................................................
                       (Please Print)

Address.....................................................

 ...........................................................
                    (Including Zip Code)






Box IV

                                                   SIGN HERE
                                  ALL HOLDERS OF COMMON STOCK MUST SIGN BELOW
                          (See Instructions 1 and 7 concerning signature guarantee)

 ..............................................................         Name(s)..............................
                                                                                   (Please Print)
 ..............................................................
                   Signature(s) of Owner(s)                             Name(s)..............................
                                                                                   (Please Print)
Must be signed by registered holder(s) exactly as name(s)
appear(s) on stock certificate(s) or by person(s)                       Name(s)..............................
authorized to become registered holder(s) by certificates                          (Please Print)
and documents transmitted herewith. If signature is by a
trustee, executor, administrator, guardian, officer of a                .....................................
corporation, attorney-in-fact or any other person acting in
a fiduciary capacity, set forth full title in such capacity             .....................................
and see Instruction 3.                                                   (Area Code and Telephone Number(s))

Signature(s)                                                            .....................................
Guaranteed:...................................................
                     (See Instruction 7)                                .....................................
                                                                               (Tax Identification or
                                                                             Social Security Number(s))

                                                                        Dated:......................... 1997.





Payer: ChaseMellon Shareholder Services, L.L.C.
----------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                         Part I--PLEASE PROVIDE                Social Security Number
Form W-9                           YOUR TIN IN THE BOX AT
Department of the Treasury         THE RIGHT AND CERTIFY BY              OR_____________________
Internal Revenue Service           SIGNING AND DATING                Employer Identification Number
                                   BELOW.
Payer's Request for Taxpayer       -----------------------------------------------------------------------------------
Identification Number (TIN)
                                   Part 2  Please check the box at the right if you have applied for, and are awaiting receipt of, your TIN. [ ]

----------------------------------------------------------------------------------------------------------------------

Certification--under penalties of perjury, I certify that:

(1) The numer shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you arc subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see Certification under Specific Instructions in the enclosed Guidelines.)

SIGNATURE____________________________        Date _____________________,1997


     IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATION:


      CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer, 31 percent of all payments made to me pursuant to this Merger shall be retained until I provide a Tax Identification Number to the payer and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding and 31 percent of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a Taxpayer Identification Number.

SIGNATURE______________________________  DATE______________________________



       NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
             WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.


                                 INSTRUCTIONS

      1. Execution and Delivery. To receive the Merger Consideration, this Letter of Transmittal or a facsimile hereof must be properly filled in, dated and signed in Box IV, and must be delivered (together with stock certificates which represented shares of Common Stock) to the Exchange Agent at any of the addresses set forth above.

      The method of delivery of all documents is at the option and risk of the stockholder, but if sent by mail, registered mail, return receipt requested, properly insured, is suggested. The check for any cash payment to which a holder may be entitled will be mailed as soon as practicable following the processing by the Exchange Agent of the properly completed Letter of Transmittal pursuant to and in accordance with the provisions contained herein. If special issuance instructions are provided in this Letter of Transmittal, or if these instructions are not properly followed, the mailing of the check may be delayed.

      2. Inadequate Space. If there is insufficient space on this Letter of Transmittal to list all your share certificates being submitted to the Exchange Agent, please attach a separate list.

      3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Common Stock described in this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

      If this Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

      If this Letter of Transmittal or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal. If any stockholder's shares are registered in different ways on different stock certificates, it will be necessary for the stockholder to complete, sign and submit as many separate Letters of Transmittal as there are different registrations, or the stock holder may provide only one Letter of Transmittal and sign it each way his or her name appears on different stock certificates. However, each signature must be guaranteed as described in Instruction 6.

      4. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Letter of Transmittal below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive the Merger Consideration in accordance with the Merger Agreement.

      5. Checks in Same Name. If any check(s) are to be payable to the order of, exactly the same name(s) that appears on the certificate(s) which represented shares of Common Stock submitted with this Letter of Transmittal, no endorsement of certificate(s) or separate stock power(s) are required.

      6. Checks in Different Name. If any check(s) are to be payable to the order of other than exactly the name that appears on the certificate(s) which represented shares of Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, Box II is completed, and the signature is guaranteed in Box IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

      7. Special Delivery Instructions. If the checks are to be payable to the order of the name of the registered holder(s) of shares of Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in Box III.

      8. Miscellaneous. A single check representing the Merger Consideration will be issued.

      9. Backup Federal Income Tax Withholding and Substitute Form W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the amount of any cash payments made to holders of Company Common Stock pursuant to the Merger. To prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Letter of Transmittal and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service ("IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the box in Part 2 of the substitute Form W-9 is checked, the Exchange Agent shall retain 31% of cash payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent shall remit such amounts retained during the sixty (60) day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with his or her TIN within such sixty (60) day period, the Exchange Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security number of such individual. If the certificates for Common Stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Stock is held in more than one name), consult the Guidelines of the IRS for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 may require the Exchange Agent to withhold 31% of the amount of any cash payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.


      10. If certificates which represented Shares are not surrendered in exchange for cash two years after the Effective Time (or such earlier date immediately prior to such time on which the Merger Consideration would otherwise escheat to or become the property of any governmental entity), the unclaimed cash shall, to the extent permitted by applicable law, become the property of DecisionOne Holdings Corp. free and clear of all claims or interest of any person previously or otherwise entitled thereto. Notwithstanding the foregoing, DecisionOne Holdings Corp. will not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Six months after the Effective Time, cash made available to the Exchange Agent shall be returned to the Company upon its request, and thereafter holders of certificates formerly representing Shares shall look only to DecisionOne Holdings Corp. for cash to which they are entitled.

      All questions with respect to this Letter of Transmittal will be determined by DecisionOne and Quaker, which determination shall be conclusive and binding.